EXHIBIT 10-I
















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                            GUARDSMAN PRODUCTS, INC.

                            PENSION RESTORATION PLAN

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                            GUARDSMAN PRODUCTS, INC.

                            PENSION RESTORATION PLAN


                                   ARTICLE 1

                             Establishment of Plan


1.1  Establishment of Plan.

     Guardsman Products, Inc. ("Guardsman") hereby adopts the Guardsman Products, Inc. Pension Restoration Plan, a supplemental nonqualified plan for a select group of management personnel employed by Guardsman and any subsidiary of Guardsman. This plan is intended to be a plan described in Sections 201(2), 301(a)(3), and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). This plan is a nonqualified supplemental executive retirement program that is not subject to limitations in the Internal Revenue Code of 1986, as amended ("Code") applicable to benefits provided through a qualified, tax-exempt employee benefit plan established under Section 401(a) of the Code.


1.2  Effective Date.

     The "Effective Date" of this plan is January 1, 1994, unless a provision of this plan specifies a different effective date. Each plan provision applies until the effective date of an amendment of that provision.


1.3  Application to Former Participants.

     Except to the extent it amends a provision of the plan that applies to former Participants or expressly states that it is applicable to former Participants, an amendment to this plan (including changes included in any restatement of the plan) shall not apply to a former Participant. If a former Participant returns to employment with the Employer after the effective date of an amendment and is designated as eligible to participate by Guardsman, the Participant's rights under the plan shall be determined by the plan provisions as amended and in effect at that time.












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                                   ARTICLE 2

                                  Definitions


2.1  Defined Terms.

     Defined terms are found at the following locations:

               Term                               Location
               Administrator                      2.2
               Agent for Service of Process       2.3
               Beneficiary                        2.4
               Code                               1.1
               Effective Date                     1.2

               Employee                           2.5
               Employer                           2.6
               ERISA                              1.1
               Guardsman                          1.1
               Normal Retirement Age              2.7

               Normal Retirement Date             2.7
               Participant                        3.1
               Plan Year                          2.8
               Retirement Plan                    2.9


2.2  Administrator.

     "Administrator" means Guardsman Products, Inc.


2.3  Agent for Service of Process.

     "Agent for Service of Process" means the Administrator or the individual designated by the Administrator to accept service of process on behalf of the plan.













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2.4  Beneficiary.

     "Beneficiary" means the individual, trust, or other entity designated by the Participant or deemed the beneficiary of the Participant pursuant to the Retirement Plan.


2.5  Employee.

     "Employee" means an individual employed by the Employer who receives compensation for personal services performed for the Employer that is subject to withholding for federal income tax purposes.


2.6  Employer.

     "Employer" means Guardsman and any subsidiary of Guardsman.


2.7  Normal Retirement Date.

     "Normal Retirement Date" means the "normal retirement date" pursuant to the Retirement Plan.


2.8  Plan Year.

     "Plan Year" means the 12-month period beginning each January 1.


2.9  Retirement Plan.

     "Retirement Plan" means the Guardsman Products, Inc. Non-Bargaining Employees' Retirement Income Plan, a qualified, tax-exempt defined benefit pension plan established and maintained by Guardsman under Code Section 401
(a).


















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                                   ARTICLE 3

                                 Participation


3.1  Designation as Participant.

     Only management and highly compensated Employees whose Compensation exceeds the limits of Section 401(a)(17) of the Code shall be eligible to participate in this plan. The participants in this plan ("Participants") shall be selected eligible Employees of Guardsman who are specifically designated as Participants by resolution of Guardsman's Board of Directors, and with whom Guardsman enters into a Participant Agreement in the form of attached Exhibit A.


3.2  Termination of Participation.

     A Participant's status as a Participant shall continue until the earlier of termination of employment or termination of the Participant's status as a Participant by Guardsman. A former Participant may resume participation in the plan only upon redesignation as a Participant and as of the date specified by Guardsman. Transfer of employment to Guardsman or a subsidiary of Guardsman shall not be treated as termination of employment, and participation in this plan shall continue unless the Participant's status as a Participant is terminated by Guardsman.


                                   ARTICLE 4

                               Amount of Benefits


4.1  Determination of Benefit.

     The amount of the benefit to which each Participant is entitled is calculated by first determining the amount of the Participant's benefit payable under the Retirement Plan, without reduction for any provisions of the Code that directly or indirectly limit benefits payable from qualified plans, including Section 401(a)(17) and Section 415. From this amount, the amount of the Participant's actual benefit payable under the Retirement Plan will be subtracted to arrive at the benefit payable under this plan.












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4.2  Date of Determination.

     All benefit calculations shall be made at the time the Participant's employment terminates or, if later, such other event that causes payment of the benefit as stated in Section 6.1.


4.3  Duplication of Benefits.

     There shall be no duplication of benefits between this plan and the Retirement Plan. If the Retirement Plan should be amended to provide additional benefits that are substantially the same as benefits under this plan, this plan shall abate or terminate to that extent, and the Participants shall have the additional benefits under the Retirement Plan in lieu of the corresponding benefits provided under this plan.


                                   ARTICLE 5

                                    Vesting


5.1  Vesting Requirement.

     The benefit provided with respect to a Participant under this plan shall become nonforfeitable at the same time the Participant's benefits under the Retirement Plan become nonforfeitable.


5.2  Forfeiture for Cause.

     Notwithstanding Section 5.1, if a Participant is discharged or resigns for cause, any benefit provided with respect to the Participant under this plan shall be forfeited. The Participant shall be deemed to have been discharged or to have resigned for cause if the Participant's employment with the Employer terminates due to or in conjunction with the commission of any criminal act injurious to the Employer, any act evidencing fraud or dishonesty on the part of the Participant, or any intentional damaging of the property, assets, and/or business reputation of the Employer.

     The existence of cause shall be established by the Administrator. The determination by the Administrator shall be subject to a claims procedure substantially the same as the claims procedure available under the Retirement Plan. If the existence of cause, as defined in the preceding










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paragraph, is determined by the Administrator subsequent to termination of the Participant's employment, such termination of employment retroactively shall be deemed to have been discharge or resignation for cause and to result in total forfeiture of all benefits with respect to the Participant. In such event, benefits that are being paid, if any, shall terminate, and Guardsman shall be entitled to recover back from the Participant, the Participant's Beneficiary, and/or the Participant's estate, legal representatives, heirs, and assigns the full amount of the benefits that were paid, plus interest thereon.


                                   ARTICLE 6

                              Payment of Benefits


6.1  Events of Distribution.

     Benefit payments under this plan shall begin at the time and in the manner specified in Article 5 of the Retirement Plan.


6.2  Form, Manner, and Time of Payment.

     The form, manner, and time of payment of benefits under this plan shall be the same as the form, manner, and time of payment of a Participant's Accrued Benefit on the Participant's Normal Retirement Date under the Retirement Plan.


                                   ARTICLE 7

                               General Provisions


7.1  Amendment; Termination.

     Guardsman's Board of Directors shall have the right at any time to amend this plan prospectively or retroactively, or to terminate this plan, provided that an amendment or termination may not reduce or revoke the accrued benefits of Participants as of the end of the Plan Year preceding the Plan Year in which the amendment or termination is adopted.

     Upon termination of this plan, the accrued benefits of affected Participants shall become nonforfeitable. Each Participant's vested accrued benefits shall be distributed in accordance with the provisions of this plan.







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7.2  Employment Relationship.

     Nothing in this plan shall be construed as creating a contract oil employment between the Employer and any Participant or otherwise conferring upon any Participant or other person a legal right to continuation of employment or any rights other than those specified in this plan. This plan shall not limit or affect the right of the Employer to discharge or retire a Participant.


7.3  Rights Not Assignable.

     Except for designation of a Beneficiary, amounts promised under this plan shall not be subject to assignment, conveyance, transfer, anticipation, pledge, alienation, sale, encumbrance, or charge, whether voluntary or involuntary, by the Participant or any Beneficiary of the Participant, even if directed under a qualified domestic relations order or other divorce order. An interest in an amount promised shall not provide collateral or security for a debt of a Participant or Beneficiary or be subject to garnishment, execution, assignment, levy, or to another form of judicial or administrative process or to the claim of a creditor of a Participant or Beneficiary, through legal process or otherwise. Any attempt to assign, convey, transfer, anticipate, pledge, alienate, sell, encumber, charge, or otherwise dispose of benefits payable, before actual receipt of the benefits, or a right to receive benefits, shall be void and shall not be recognized.


7.4  Unsecured Obligation.

     The right to a benefit under this plan constitutes merely the unsecured promise of Guardsman to pay benefits from Guardsman's general assets. Nothing contained in this plan, and no action taken pursuant to the provisions of this plan, shall create or be construed to create a trust of any kind, a fund, or any fiduciary relationship between Guardsman and any Participant, Beneficiary, or any other person. Any reserve or fund established by Guardsman in connection with this plan shall be and shall remain, until paid to any Participant or Beneficiary, solely the property and rights of Guardsman, subject to the rights and claims of Guardsman's general creditors. No Participant, Beneficiary, or any other person other than Guardsman shall have any right, title, or interest in or to such funds or other assets. Any right to a benefit under this plan shall be no greater than the claim of any other unsecured general creditor of Guardsman.










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7.5  No Trust or Fiduciary Relationship.

     Nothing contained in this plan shall be deemed to create a trust or fiduciary relationship of any kind for the benefit of any Participant or Beneficiary.


7.6  Construction; Interpretation.

     The singular includes the plural, and the plural includes the singular, unless the context clearly indicates the contrary. Capitalized terms (except those at the beginning of a sentence or part of a heading) have the meaning specified in this plan. If a capitalized term is not defined in this plan, the term shall have, for purposes of this plan, the stated definition of that term in the Retirement Plan as amended from time to time.

     All questions or issues regarding interpretation or application of the provisions of this plan, including, but not limited to, questions of eligibility for benefits, the amount of benefits, and forfeiture, payment, or termination of benefits, will be resolved by Guardsman's Board of Directors, whose determination shall be final and binding, unless arbitrary or capricious.


7.7  Governing Law.

     This plan shall be interpreted, construed, enforced, and performed in accordance with applicable federal law and, to the extent not preempted by federal law, in accordance with the laws of the State of Michigan.


7.8  Unfunded Plan.

     This shall be an unfunded plan within the meaning of ERISA. Benefits provided herein constitute only an unsecured contractual promise to pay in accordance with the terms of this plan by the Employer.

















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